EXHIBIT 10.37


                             SECURED PROMISSORY NOTE



$500,000.00                                                        June 14, 1996


     1. FOR VALUE RECEIVED, the undersigned, BERNARD KOOPER, an individual having an address at 18 Harriet Drive, Syosset, New York 11791 (the "Obligor"), hereby promises to pay to the order of ARISTA INVESTORS CORP., a New York corporation, having its principal place of business at 116 John Street, New York, New York 10038 (the "Payee"), the principal sum of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00), together with interest at a rate of 7.50% per annum, and on the first day of every October, January, April and July commencing on October 1, 1996, such rate shall be adjusted to the one year Libor Rate as announced in The Wall Street Journal (on such date or, if the anniversary date is a weekend or a holiday, the first Business Day (as defined in paragraph 7) thereafter), plus 1.25% (such rate hereinafter referred to as the "Applicable Rate").

     2. Accrued but unpaid interest on this secured promissory note (the "Note") shall be payable quarterly on the last day of September, December, March and June, commencing September 1996, and at the maturity date. Unless sooner paid, the entire principal balance and accrued interest shall be due and payable on June 14, 2001.

     3. The occurrence of any one of the following events shall constitute an event of default (each an "Event of Default") by Obligor under this Note:

          (a) if the Obligor defaults with respect to (i) any repayment of the principal amount of his obligations hereunder when due and payable, whether at stated maturity, upon acceleration or otherwise, or (ii) the payment of any interest on the Obligor's obligations hereunder when due and payable or declared due and payable, and Obligor fails to cure such default within five (5) days from receiving written notice from the Payee of such default;

          (b) if a petition under any section or chapter of the United States Bankruptcy Code or any similar law or regulation is filed by Obligor or if the Obligor shall make an assignment for the benefit of his creditors;

          (c) if Obligor is enjoined, restrained or in any way prevented by court order from conducting all or any material part of his business affairs or if a petition under any section or chapter of the United States Bankruptcy Code or any similar law or regulation is filed against the Obligor and such injunction, restraint or petition is not dismissed or stayed within forty-five
(45) days after entry or filing thereof;

          (d) if application is made by Obligor for the appointment of a receiver, trustee or custodian for the Obligor's assets; or



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          (e) if an application is made by any person other than the Obligor for the appointment of a receiver, trustee or custodian for the Obligor's assets and such application is not dismissed within forty-five (45) days after the application therefor.

Upon the occurrence and during the continuance of any Event of Default, the entire unpaid principal amount of this Note, the interest accrued thereon, and all obligations of the Obligor hereunder to the holder hereof may be declared to be immediately due and payable without further notice or demand; provided, however, that if an Event of Default occurs as described in subparagraphs 3(b),
(c), (d) or (e) of this Note, the entire unpaid principal amount owed hereunder, all interest accrued thereon, and all other obligations of the undersigned to the holder hereof shall become immediately due and payable without declaration or further notice or demand. During any period in which an Event of Default (after giving effect to any applicable cure period) as described in subparagraph 3(a) of this Note shall have occurred and be continuing, whether or not the unpaid amount of this Note shall have been accelerated, the rate of interest payable hereunder with respect to any such amounts remaining unpaid shall bear interest until such amounts are paid in full at a rate of the lesser of (a) 50% above the Applicable Rate per annum and (b) 15% per annum. In no event shall any interest to be paid hereunder exceed the maximum rate permitted by law. In any such event, this Note shall automatically be deemed amended to permit interest charges at an amount equal to, but not greater than, the maximum rate permitted by law.

     4. In the event that the option, dated as the date hereof (the "Option"), granted by Obligor to Payee to acquire 47,400 shares of Payee's Class B common stock, par value $.01 per share, is exercised by Payee or terminates in accordance with the terms of the Option, the entire unpaid principal amount of this Note, the interest accrued thereon, and all obligations of the Obligor hereunder to the Payee shall become immediately due and payable without declaration or further notice or demand.

     5. As security for the due and punctual payment of the principal and interest payments and all other obligations hereunder, this Note is secured by a pledge of stock as set forth in that certain pledge and escrow agreement dated as of the date hereof (the "Pledge Agreement"), by and among Obligor, Payee and Morrison Cohen Singer & Weinstein, LLP, as escrow agent. Reference is hereby made to the Pledge Agreement for a description of the nature and the extent of the collateral security and the rights of the Obligor and Payee thereunder.

          In the event that Obligor defaults in the performance of any of his obligations under this Note or the Pledge Agreement and Payee sells or otherwise disposes of the Collateral (as defined under the Pledge Agreement) in accordance with the Pledge Agreement, any proceeds from such sale or other disposition in excess of the entire principal amount and all unpaid interest due and payable to Payee under this Note shall be promptly delivered by Payee to Obligor. In the event that the proceeds from such sale or other disposition are less than the entire principal amount and all unpaid interest due and payable under this Note, Obligor shall remain personally liable to Payee for the difference.


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     6. Principal may be prepaid without penalty, in whole or in installments of
One Thousand Dollars ($1,000) or multiples thereof, or such lesser amounts as the Payee may agree to in writing, at any time and from time to time. Any prepayments shall first be applied to accrued but unpaid interest, and then to outstanding principal.

     7. All sums payable hereunder shall be payable in lawful money of the United States of America at the Payee's address listed above, or, upon receipt of notification by the Obligor, at such other place designated in writing by the Payee. If the date on which any payment is required to be made hereunder is not a Business Day (as defined hereinafter), then such date for payment shall be extended to the next succeeding Business Day. "Business Day" means any day other than a day on which banks in New York City are authorized or required by law or executive order to be closed.

     8. This Note shall be construed and enforced in accordance with the laws of the State of New York.

     9. The Obligor hereby waives presentment, demand for payment, notice of dishonor, protest and notice of protest, and any or all other notices or demands in connection with this Note. The liability of the Obligor hereunder shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the holder hereof, including but not limited to any extension of time, renewal, waiver or other modification. Any failure of the Payee or holder hereof to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter.

     10. The rights, duties and obligations of the Obligor under this Note may not be assigned without the prior written consent of the Payee. The rights, duties and obligations of the Payee under this Note may be assigned without the prior written consent of the Obligor.

     11. This Note, if and to the extent required, shall be subject to any and all applicable federal and state securities laws and any other applicable federal and state laws.



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     IN WITNESS WHEREOF, Obligor has executed and delivered this Note to Payee in New York, New York as of the date first written above.

                                                OBLIGOR:

                                                /s/ Bernard Kooper
                                                --------------------------------
                                                    BERNARD KOOPER